Amendment to Fund Participation Agreement between GE Investments Funds, Inc. and GE Life and Annuity Assurance Company.

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                                  SCHEDULE 3
                            PARTICIPATION AGREEMENT
                                 BY AND AMONG
                     GE LIFE AND ANNUITY ASSURANCE COMPANY
          (FORMERLY KNOWN AS THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                      AND
                          GE INVESTMENTS FUNDS, INC.
                                      AND
                     GE INVESTMENT MANAGEMENT INCORPORATED
                        (AS AMENDED FEBRUARY 24, 1999)

                             NAME(S) OF PORTFOLIO

S & P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Value Equity Fund
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund

                                           Approved: /s/ Michael Cosgrove
                                           ------------------------------
                                           Title:
                                           GE Investment Management Incorporated

                                           Approved: /s/ Michael Cosgrove
                                           ------------------------------
                                           Title:
                                           GE Investment Management Incorporated

                                           Approved: /s/ Geoffrey S. Stiff
                                           -------------------------------
                                           Title: Senior Vice President
                                           GE Life and Annuity Assurance Company